UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2024

Denali Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41351	98-1659463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 27th Floor
New York , New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 978-5180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Units, each consisting of one Class A ordinary share and one redeemable warrant	DECAU	The NASDAQ Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DECA	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DECAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on January 25, 2023, Denali Capital Acquisition Corp. (“Denali”), a Cayman Islands exempted company with limited liability, filed with the Securities and Exchange Commission (the “SEC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Denali, Longevity Biomedical, Inc., a Delaware corporation (“Company”), Denali SPAC Holdco, Inc., a Delaware corporation and direct, wholly owned subsidiary of Denali (“New PubCo”), Denali SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of New PubCo (“Denali Merger Sub”), Longevity Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of New PubCo (“Longevity Merger Sub”), and Bradford A. Zakes, solely in the capacity as seller representative.

On June 26, 2024, pursuant to Section 11.1(a) of the Merger Agreement, the parties entered into a termination agreement (the “Termination Agreement”) pursuant to which the Merger Agreement was terminated effective as of the date of the Termination Agreement. Denali and its sponsor intend to seek alternative ways to consummate an initial business combination.

As a result of the Termination Agreement, the Merger Agreement will be of no further force and effect (other than certain customary limited provisions that survive the termination pursuant to the terms of the Merger Agreement) and ancillary agreements entered into in connection with the Merger Agreement will also automatically terminate in accordance with their respective terms. As a result of the termination of the Merger Agreement, New PubCo intends to withdraw its registration statement on Form S-4, as amended, initially filed with the SEC on March 29, 2023.

The foregoing descriptions of the Merger Agreement and the Termination Agreement are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) by Denali on January 25, 2023, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 27, 2024, Denali issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Denali under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement, dated as of June 26, 2024, by and among Denali Capital Acquisition Corp., Longevity Biomedical, Inc. and Bradford A. Zakes, as seller representative.
99.1	Press Release, dated June 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI CAPITAL ACQUISITION CORP.

Date: June 27, 2024	By:	/s/ Lei Huang
	Name:	Lei Huang
	Title:	Chief Executive Officer

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